Exhibit 10.4

SUNCOAST BANCORP, INC.

FORM OF DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT (hereinafter “Agreement”) is made effective the              day of                     ,             , by and between Suncoast Bancorp, Inc., a Florida corporation having offices at Sarasota, Florida (hereinafter “Company”), and                      currently serving as a director of the Company and/or Suncoast Bank (the “Bank”) (hereinafter “Optionee”).

WITNESSETH:

WHEREAS, Optionee is a director of the Company and/or the Bank, and the Company considers it desirable and in the best interest that options to purchase the Company’s common stock be given to the Optionee; and

WHEREAS, the granting of options to purchase common stock of the Company hereunder is in accordance with the Suncoast Bancorp, Inc. Director Stock Option Plan effective October 15, 1998, and as the same may be amended from time to time.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

As used in this Agreement, all terms which are defined in the Suncoast Bancorp, Inc. Director Stock Option Plan, as the same may from time to time be amended (the “Plan”), shall have the meanings specified in the Plan, unless otherwise specifically defined herein.

ARTICLE II

Effective Date

2.1 Effective Date. The effective date of this Agreement shall be the day and year first above written. For purposes of this Agreement, the term “Option” shall mean the option to purchase Stock granted to the Optionee pursuant to the Plan.

ARTICLE III

Shares of Stock Subject to Option

3.1 Number of Shares. Subject to adjustment pursuant to the provisions of Section 3.3 hereof, the Optionee may purchase up to                      shares of Stock hereunder, which shall be issued and sold by the Company only upon exercise (in accordance with Section 4.2(b) of this Agreement) of the Option granted pursuant to Section 4.1 of this Agreement.

3.2 Shares Issued Pursuant to this Agreement. Shares of Stock with respect to which the Option granted hereunder shall have been exercised shall not again be available for Option hereunder.

3.3 Antidilution. In the event that the outstanding shares of Stock hereafter are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation by reason of any merger, sale of stock, consolidation, liquidation, recapitalization, reclassification, stock split up, combination of shares, or stock dividend, the Option shall be proportionately and appropriately adjusted by the Board, pursuant to the provisions of the Plan.

3.4 Certain Mergers and Combinations. Upon a Change of Control, the Optionee shall have the right to exercise the Option in whole or in part, notwithstanding the provisions of Section 4.2(b) hereof, to the extent that the Option shall not have been exercised prior thereto.

ARTICLE IV

Option

4.1 Grant of the Option. As of the day and year first above written (the “Grant Date”), the Optionee is hereby granted an Option to purchase                      shares of Stock, subject to adjustment pursuant to the provisions of Section 3.3 hereof.

4.2	(a)	Terms of Option. The Option shall expire on (but in no event later than ten (10) years after its Grant Date set forth in Section 4.1). The Option Price of each share of Stock subject to the Option shall be Ten Dollars ($10.00) per share, subject to adjustment pursuant to the provisions of Section 3.3 hereof.

	(b)	Option Exercise. The Option may be exercised in whole or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof. The Option shall become exercisable in the following manner:

(i) During the first year after the date of grant of such Option, no portion of the Option shall be exercisable;

(ii)	During the second year after the date of grant of such Option, such Option shall be exercisable only to the extent of twenty percent (20%) of the shares covered by such Option;

(iii)	During the third year after the date of grant of such Option, such Option shall be exercisable only to the extent of forty percent (40%) of the shares covered by such Option;

(iv)	During the fourth year after the date of grant of such Option, such Option shall be exercisable only to the extent of sixty percent (60%) of the shares covered by such Option;

(v)	During the fifth year after the date of grant of such Option, such Option shall be exercisable only to the extent of eighty percent (80%) of the shares covered by such Option; and

(vi)	During the sixth and each succeeding year after the date of grant of such Option, such Option shall be exercisable as to all shares covered by such Option.

Notwithstanding any other provision in this Agreement, the Option may not be exercised after the expiration of ten (10) years from its Grant Date. The Option shall be exercised by: (A) written notice of intent to exercise the Option with respect to a specific number of shares of Stock, which is delivered by hand delivery or registered or certified mail, return receipt requested, to the Company at its principal office, Attention: Corporate Secretary; and (B) payment in full to the Company at such office of the amount of the Option Price for the number of shares of Stock with respect to which the Option is then being exercised. Payment of the Option Price shall be made in cash, certified check, cashier’s check, or personal check (and if made by personal check the shares of Stock issued upon exercise of the Option shall be held by the Company until the check has cleared); provided, however, that if at the time of exercise of the Option the Stock is traded on a national securities exchange or on the NMS, all or part of the Option Price may also be paid by delivery to the Company of shares of Stock previously acquired by the Optionee, which shall be valued for such purpose at the closing price of such Stock as quoted on such exchange or market as of the trading day immediately preceding the date of exercise. In addition to and at the time of payment of the Option Price, the Optionee shall, if and to the extent requested by the Company, pay to the Company in cash the full amount of all federal, state, and local withholding or other employment taxes, if any, applicable to the taxable income of the Optionee resulting from such exercise, and any sales, transfer, or similar taxes imposed with respect to the issuance or transfer of shares of Stock in connection with such exercise.

4.3 Nontransferability of Option. No Option shall be transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Order. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or by the Optionee’s legal guardian or personal representative.

4.4 Effect of Termination of Service.

(a)	If an Optionee’s Service with the Company and its Subsidiaries shall be terminated for any reason, then the Optionee shall have the right to exercise the Optionee’s Options for ninety (90) days after the date of such termination, but only to the extent that such Options were exercisable at the date of such termination; provided, however, that the Stock Option Committee may, but shall not be obligated to, allow such Optionee to exercise within such time any or all of the Options, if any, held by the Optionee which would not yet otherwise be exercisable.

(b)	No transfer of an Option by the Optionee by will, the laws of descent and distribution, or a Qualified Domestic Order shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will or the Qualified Domestic Order and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Option.

4.5 Rights as Shareholder. The Optionee or a transferee of the Option shall have no rights as a shareholder with respect to any shares of Stock subject to the Option prior to the purchase of such shares by exercise of the Option as provided herein.

4.6 Optionee’s Intent as to Stock Acquired by Exercise of Option. The Optionee agrees that, upon or prior to the exercise of all or any portion of the Option, the Optionee shall furnish to the Company in writing such information or assurances as, in the Company’s opinion, may be necessary to enable it to comply fully with the Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable statutes, rules, and regulations. Without limiting the foregoing, if a registration statement is not in effect under the Securities Act of 1933, as amended, with respect to the shares of Stock to be issued upon exercise of the Option, the Optionee further agrees that the Company shall have the right to require, as a condition to the exercise of the Option, that the Optionee represent to the Company in writing that the shares to be received upon exercise of the Option will be acquired by the Optionee for investment and not with a view to distribution and that the Optionee agree, in writing, that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel reasonably acceptable to it to the effect that such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended. The Optionee understands and agrees that the Company shall have the right to endorse on certificates representing shares of Stock issued upon exercise of the Option such legends referring to the foregoing representations and restrictions or any other applicable restrictions on resale or disposition as the Company, in its discretion, shall deem appropriate.

ARTICLE V

Stock Certificates

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of the Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

(a)	The admission of such shares to listing on all stock exchanges on which the Stock is then listed, if any;

(b)	The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory agency, which the Company shall in its sole discretion determine to be necessary or advisable;

(c)	The obtaining of any approval or other clearance from any federal or state governmental agency which the Company shall in its sole discretion determine to be necessary or advisable; and

(d)	The lapse of such reasonable period of time following the exercise of the Option as the Company from time to time may establish for reasons of administrative convenience.

ARTICLE VI

Termination, Amendment, and Modification of Plan

The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that no such action of the Board without approval of the shareholders of the Company may increase the total number of shares of Stock subject to the Plan except as contemplated in Section 4.3 of the Plan or alter the class of persons eligible to receive Options under the Plan, and provided further that no termination, amendment, or modification of the Plan shall without the written consent of the Optionee adversely affect the rights of the Optionee with respect to the Option granted hereunder or the unexercised portion thereof.

Notwithstanding any other provision in this Plan, the Company’s primary federal bank regulator shall at any time have the right to direct the Company to require Optionees to exercise their Options or forfeit their Options if the Company’s capital falls below the minimum requirements, as determined by such federal bank regulator.

ARTICLE VII

Miscellaneous

7.1 Service. Nothing in this Agreement or the Option shall confer upon Optionee the right to continue in the Service of the Company or its subsidiaries.

7.2 Other Compensation Plans. The adoption of the Plan and the execution of this Agreement shall not affect any other stock option or incentive or other compensation plans in effect for the Company or its subsidiaries, nor shall the Plan or this Agreement preclude the Company or the Bank from establishing any other forms of incentive or other compensation for directors, officers, or employees of the Company and/or its subsidiaries.

7.3 Agreement Binding on Successors. This Agreement shall be binding upon the successors and assigns of the Company and the Optionee.

7.4 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

7.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

7.6 Headings. Headings of Articles and Sections hereof are inserted for convenience and reference only; they constitute no part of this Agreement.

7.7 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.8 Notices. Unless otherwise specified herein, notices required or permitted to be given hereunder shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to the principal office of the Company, Attention: Corporate Secretary (if notice is to the Company) and to the Optionee at the Optionee’s address set forth below (if notice is to the Optionee), or to such other person or such other address as any such party may designate by like notice to the other party, and shall be deemed given as of the date and time received.

7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be considered an original, and all of which together shall constitute one and the same instrument.

7.10 Subject to Plan. The issuance of the Option shall be subject to the terms and conditions of the Plan.

IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals.

Dated the date first above written.

SUNCOAST BANCORP, INC.

By:

OPTIONEE

Name:
Address: